EXHIBIT 99.1
                                                                ------------
                Touchstone Applied Science Associates Inc.
                          4 Hardscrabble Heights
                         Brewster, NY  10509-0382


For further Information:

At TASA:                                At The Investor Relations Company:
Andrew L. Simon, President & CEO        Mike Arneth or
845-277-8100                            Tad Gage
asimon@tasa.com                         (312) 245-2700

FOR IMMEDIATE RELEASE

        JAMES WILLIAMS JOINS TOUCHSTONE APPLIED SCIENCE ASSOCIATES
                       AS CHIEF FINANCIAL OFFICER

Brewster NY, June 26, 2006 --Touchstone Applied Science Associates, Inc. (OTCBB: TASA) announced today that James Williams has joined the company as Vice President and Chief Financial Officer. Williams will report directly to Andrew Simon, TASA President and CEO, and will be located in the company's corporate headquarters in Brewster, N.Y.

As previously detailed in the company's most recently filed 10-QSB and 10-KSB notes regarding internal controls and disclosures, TASA was seeking a candidate for the position of CFO. The addition of Williams to the company's financial management team will relieve Simon of the burden of the dual responsibilities of CEO and CFO he has held for the past several years.

Simon stated, "We are delighted to have Jim join our organization. Jim's depth of prior experience in financial reporting, systems and controls, SEC rules and regulations and general management, all represent a significant addition to our management team. We believe that our ability to attract someone of Jim's caliber to the team is a strong endorsement of the bright future we see for TASA."

Williams joins TASA after having spent the previous five years with Office Depot, an industry leader in the distribution and sale of office supply products. During his term at Office Depot, Williams held senior financial and operational roles for one of the company's major subsidiaries, Tech Depot.

Prior to his position at Office Depot, Williams was the Chief Financial Officer for 4SURE.com, a privately held organization specializing in the sale of technology products to businesses and public institutions. During 2001, in his role as CFO, Williams directed the sale and eventual merger of 4SURE.com to Office Depot. From 1993 - 1999 Williams held senior financial positions within Daymon Associates, Inc. and Louis Vuitton Moet Hennessey (LVMH).

Williams holds a degree in Accounting from Pace University. He is a certified public accountant (CPA) with memberships in the New York State Society Certified Public Accountants (NYSSCPA) and the American Institute of Certified Public Accountants (AICPA).

About TASA
TASA, based in Brewster, N.Y., provides consulting services, including test design and development, and psychometric services to states, school districts and textbook publishers through its custom assessment units. TASA also designs, develops, calibrates, publishes, markets and sells educational assessment tests primarily to elementary and secondary schools throughout the United States. In addition, the Company provides test printing, distribution, scanning, scoring and reporting services to states, schools and districts as well as to third parties. Further, TASA offers on-line testing services to schools and educational entities in the K-12 market and customized assessment engines for curriculum providers. For more information, visit the Company's website at www.tasa.com.

Statements contained in this release that are not historical facts are "forward-looking" statements as contemplated by the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements are subject to risks and uncertainties, which are enumerated in the Company's reports filed with The Securities and Exchange Commission. These risks and uncertainties could cause actual results to differ materially from those projected or implied in the forward-looking statements.

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